Exhibit 99.1

Sinoenergy Corporation Completed Reverse Stock Split

BEIJING, July 9 /Xinhua-PRNewswire-FirstCall/ -- Sinoenergy Corporation (OTC Bulletin Board: SNEN) ("Sinoenergy" or the "Company"), a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment and a designer, developer and operator of retail CNG filling stations in the People's Republic of China, today announced a 1-for-2 reverse split of its Common Stock that will take effect with the opening of the stock market on July 09, 2008.

The split is part of the Company's efforts to pursue a listing for its common stock on the NASDAQ Capital Market. The Company has submitted its application to upgrade to the NASDAQ Capital Market. Following the reverse stock split, the Company will have 15,709,033 shares of common stock outstanding. Sinoenergy's ticker symbol will be changed to "SINE.OB"

"We are very delighted to successfully complete the reverse stock split, which is deemed as a critical milestone for our upgrading strategy. To upgrade to a major stock exchange has been an important mission of Sinoenergy since our listing on the OTC Bulletin Board in 2007," Said Mr. Bo Huang, CEO of Sinoenergy. "While our operating results have been consistently increasing at a rapid speed as a result of our diligent work, we always believe that to upgrade to a major stock exchange, such as NASDAQ Capital Market, will provide a better platform for our investors and shareholders to realize their investment returns, which will eventually help us honor our commitments to the investment community."

About Sinoenergy

Sinoenergy is a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment as well as a developer and operator of retail CNG stations in China. In addition to its CNG related products, the Company manufactures a wide variety of pressure containers for use in different industries, including the design and manufacture of various types of pressure containers in the petroleum and chemical industries, the metallurgy and electricity generation industries and the food and brewery industries.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, future changes in the wholesale and retail price for CNG for vehicles in China; changes in policy by the national, provincial and municipal government of the PRC regarding CNG prices, the CNG vehicle industry, the construction and operation of retail CNG filling stations and related issues; the Company's ability to raise additional capital to finance the Company's activities; the effectiveness, profitability, and the marketability of its products; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the period of time for which its current liquidity will enable the Company to fund its operations; the Company's ability to protect its proprietary information; general economic and business conditions; the volatility of the Company's operating results and financial condition; the Company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For more information, please contact:

    Sinoenergy Corporation
    Ms. Anlin Xiong, Vice President
    Tel:   +86-10-8493-2965 x860
    Email:  anlinxiong@sinoenergycorporation.com
    Web:   http://www.sinoenergycorporation.com

    CCG Elite Investor Relations Inc.
    Mr. Crocker Coulson, President
    Tel:   +1-646-213-1915 (New York)
    Email: crocker.coulson@ccgir.com
    Web:  http://www.ccgir.com